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F.Y.I. INCORPORATED

NONQUALIFIED RETIREMENT PLAN
(AMENDED AND RESTATED AS OF JANUARY 1, 2000)

F.Y.I. INCORPORATED
NONQUALIFIED RETIREMENT PLAN
(AMENDED AND RESTATED AS OF JANUARY 1, 2000)

ARTICLE I
PURPOSE

        The purpose of the Plan is to provide a select group of management and highly compensated employees of the Employer with the opportunity to defer the receipt of all or a portion of their Compensation in accordance with the terms and conditions set forth herein. The Plan is hereby amended and restated as of the Restated Effective Date.

        The Plan is intended to be "a plan which is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of ERISA and shall be interpreted and administered in a manner consistent with that intent.

ARTICLE II
DEFINITIONS

        For purposes of the Plan, the following terms shall have the following meanings:

        2.1  "Account" shall mean the Company Contribution Account and the Nonqualified Deferral Account.

        2.2  "Associated Company" shall mean such corporations and other entities (including, without limitation, partnerships and limited liability companies), presently or in the future existing, which are members of the controlled group which includes the Company or are under common control with the Company, as such terms are defined in Sections 414(b) and 414(c) of the Code, but only during such period as such corporations or entities are members of the controlled group which includes the Company or are under common control with the Company.

        2.3  "Beneficiary" shall mean, unless otherwise specified by the Participant in a written election filed with the Committee on a form acceptable to the Committee, a Participant's beneficiary or beneficiaries identified under the Savings Plan (if any). If no Beneficiary is designated, the Participant's Beneficiary shall be his or her spouse, or if the Participant is not married, the Participant's estate. Upon the acceptance by the Committee of a new Beneficiary designation, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Committee prior to his or her death.

        2.4  "Board" shall mean the Board of Directors of the Company.

        2.5  "Change in Control" shall have the meaning set forth in Exhibit A.

        2.6  "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

        2.7  "Committee" shall mean the advisory committee appointed by the Board to operate and administer the Plan on behalf of the Company in accordance with the provisions of Article III.

        2.8  "Company" shall mean F.Y.I. Incorporated or any company which is a successor a result of merger, consolidation, liquidation, transfer of substantially all of the assets or other reorganization.

        2.9  "Company Contribution" shall mean the amount contributed by the Employer under Section 6.1 hereof.

        2.10 "Company Contribution Account" shall mean the account to which a Participant's book entry contributions made pursuant to Article VI shall be credited.

        2.11 "Compensation" shall mean a Participant's gross compensation for services paid by the Employer to the Participant, including incentive compensation, bonus, noncash compensation, fringe benefits (cash and noncash), reimbursements or other expense allowances or any other additional compensation. Compensation shall not include, amounts reduced pursuant to a Participant's salary reduction agreement under Section 125 or Section 401(k) of the ode (if any) or a nonqualified elective deferred compensation arrangement or any other reductions for premium payments or offsets with regard to any health or welfare plan to the extent that in each such case the reduction is to base cash compensation.

        2.12 "Earnings" shall mean, for any Plan Year, earnings or losses on amounts in the account computed in accordance with Article VII hereof.

        2.13 "Effective Date" shall mean December 13, 1996.

        2.14 "Eligible Employee" shall mean an Employee who is a member of a select group of management or highly compensated employees and who is designated by the Committee as an Eligible Employee. Any Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee and shall continue to be eligible to participate in the Plan until he or she ceases to be an Eligible Employee, whether by reason of his or her Termination of Employment or by reason of the committee determination in its sole discretion that he or she should no longer be designated as Eligible Employee.

        2.15 "Employee" shall mean any person employed by the Employed

        2.16 "Employer" shall mean the Company and any Member Company.

        2.17 "Entry Date" shall mean the Restated Effective Date and the first day of each calendar quarter.

        2.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Any reference to any section of ERISA shall also be a reference to any successor provision.

        2.19 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.20 "Member Company" shall mean any Associated Company which shall, with the consent of the Board, adopt this Plan in accordance with the terms set forth herein.

        2.21 "Nonqualified Deferral Contribution" shall mean the amount of Compensation deferred by a Participant under Section 4.1 hereof.

        2.22 "Nonqualified Deferral Account" shall mean the account to which a Participant's book entry contributions made pursuant to Article IV hereof shall be credited.

        2.23 "Participant" shall mean any Eligible Employee who: (i) elects or has elected to defer his or her Compensation in accordance with the terms hereunder; and/or (ii) has a balance in his or her Account under the Plan. A Participant shall cease to be permitted to defer his or her Compensation with regard to a Plan Year if he or she is not' or ceases to be, an Eligible Employee with regard to the Plan.

        2.24 "Plan" shall mean F.Y.I. Incorporated Nonqualified Retirement Plan as adopted on the Effective Date and as amended and restated as of the Restated Effective Date and as amended from time to time thereafter.

        2.25 "Plan Year" shall mean the twelve (12) consecutive month period ending every December 31.

        2.26 "Restated Effective Date" shall mean January 1, 2000.

        2.27 "Salary Reduction Agreement" shall mean an agreement entered into between a Participant and the Employer on a form executed by the Participant to authorize the Employer to reduce the

Participant's Compensation and credit the amount of such reduction to the Plan. A Salary Reduction Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Employer or the Committee. A new Salary Reduction Agreement must be made for each Plan Year.

        2.28 "Savings Plan" shall mean the F.Y.I. Incorporated 401(k) Savings Plan.

        2.29 "Termination of Employment" shall mean termination of employment as an employee of the Employer for any reason whatsoever, including but not limited to death, retirement, resignation, disability (as determined by the Committee), dismissal or the cessation of an entity as an Associated Company.

        2.30 "Trust" shall mean the trust find established pursuant to the Plan.

        2.31 "Trustee" shall mean the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

        2.32 "Valuation Date" shall mean the last day of each Plan Year and any other date at the Company, in its sole discretion, designates as a Valuation Date.

ARTICLE III
ADMINISTRATION

        3.1  The Committee. The Plan shall be administered by the Committee.

        3.2  Duties of the Committee. The Committee (or its delegate) shall have the exclusive right, power and authority to administer, apply and interpret the Plan and any other Plan documents and to decide any questions and settle all controversies and disputes that may se in connection with the operation or administration of the Plan. Without limiting the generality of the foregoing, the Committee shall have the sole and absolute discretionary authority: (i) to take all actions and make all decisions with respect to the eligibility for, and the amount of; benefits payable under the Plan; (ii) to formulate, interpret and apply rules, regulations and policies necessary to administer the Plan in accordance with its terms; (iii) to decide questions, including legal or factual questions, relating to the calculation and payment of benefits under the Plan; (iv) to resolve and/or clarify any ambiguities, inconsistencies and missions arising under the Plan or other Plan documents; and (v) to process and approve or deny benefit claims and rule on any benefit exclusions. All determinations made by the committee (or any delegate) with respect to any matter arising under the Plan and any other Plan documents including, without limitation, the interpretation and administration of the Plan shall be final, binding and conclusive on all parties.

        3.3  Advisors. The Company, the Board or the Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and the Committee may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred or the engagement of such counsel, consultant or agent shall be paid by the Company. The Committee may also rely on information, and consider recommendations, provided by the Board or the executive officers of the Company.

        3.4  Action by Majority. Decisions of the Committee shall be made by a majority of its members attending a meeting at which a quorum is present (which meeting may be held telephonically), or by written action in accordance with applicable law.

        3.5  Liability of Committee Members. No member of the Committee and no officer, director or employee of the Employer shall be liable for any action or inaction with respect to his or her functions under the Plan unless such action or inaction is adjudged to be due to fraud. Further, no such person shall be personally liable merely by virtue of any instrument executed by him or her or on his or her behalf in connection with the Plan.

        3.6  Indemnification of Committee Members. Each Employer shall indemnity, to the fill extent permitted by law and its Certificate of Incorporation and By-laws (but only to the extent not covered by insurance) its officers and directors (and any employee involved in carrying out the functions of the Employer under the Plan) and each member of the Committee against any expenses, including amounts paid in settlement of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his or her duties or responsibilities with respect to the Plan (other than as a Participant).

        3.7  Securities Law Compliance. The Committee shall impose such rules designed to facilitate compliance with Federal and state securities laws, including to the extent applicable, the limitations of Section 4(2) and Rule 701 under the Securities Act of 1933, as amended, and shall have the authority to suspend the Plan and take any action necessary, including revoking a Participant's salary deferral elections, prospectively and/or retroactively, to ensure that the Plan complies with Federal and state securities laws.

ARTICLE IV
ELECTIONS

        4.1  Nonqualified Deferral Elections. An Eligible Employee may elect on a Salary Reduction Agreement to defer the receipt of all or a portion (in whole percentages) of his or her Compensation under the Plan.

        4.2  Timing and Manner of Election.

        (a)  Method of Election for Compensation. Any election to defer payment of an Eligible Employee's Compensation shall be made by the Eligible Employee in writing to the Committee on a Salary Reduction Agreement on or before the last day of the Plan Year preceding the Plan Year in which the Compensation is earned. Any such election to defer payment of an Eligible Employee's Compensation shall apply on a pro rata basis with respect to the entire amount of Compensation earned in or for such Plan Year, whenever payable, or on such other basis as may be agreed to by the Committee. With respect to a Participant's Compensation, any such election made by the last day of the preceding Plan Year shall become effective on the first day of the following Plan Yew. Except as provided in (c) below, an election with respect to a Participant's Compensation under this Article IV is irrevocable and is valid only for the Plan Year commencing immediately following the date of the election or, in the case of an Employee who first becomes an Eligible Employee during a Plan Year, for such Plan Year. If a new election is not made with respect to any subsequent Plan Year under Section 4.1, Compensation earned in such Plan Year shall not be deferred under the Plan.

        (b)  Mid-Year Participation. An individual who becomes an Eligible Employee after the date by which an election would otherwise be required to be made hereunder may elect to become a Participant (solely with respect to Compensation earned after the Salary eduction Agreement is executed and delivered to the Employer pursuant to the procedures established by the Committee) on the first Entry Date occurring after the date on which he or she comes an Eligible Employee, by making an election, in writing, on a form prescribed by the

        (c)  Change in Elections. Notwithstanding any election made pursuant to Section 42(a) above, a Participant may elect to change his or her election under Section 4.2(a) as of the June 1st of any Plan Year by completing a new Salary Reduction Agreement (solely with respect to Compensation earned after the Salary Reduction Agreement is executed and which is delivered to the Committee at least sixty (60) days prior to June 1st of the applicable Plan Year pursuant to the procedures established by the Committee); provided, however, that any change in election made pursuant to this Section 4.2(c) shall not be applicable to any bonus paid or payable wing the Plan Year in which the election is made.

        4.3  Re-employment. If a Participant incurs a Termination of Employment and is subsequently reemployed, he or she shall become an Eligible Employee solely in accordance with the terms and provisions of the Plan.

        4.4  Change in Status. An election made pursuant to Section 4.1 by a Participant ho ceases to be an Eligible Employee but who does not incur a Termination of Employment shall cease to remain in effect and such Participant shall not be entitled to receive a distribution from the Plan solely as a result of such change in status.

ARTICLE V
ESTABLISHMENT OF NONQUALIFIED DEFERRAL ACCOUNT

        5.1  Book Entry of Deferrals. Nonqualified Deferral Contributions shall be credited a book entry to a Participant's Nonqualified Deferral Account in the name of the Participant not later than the date such amount would otherwise be payable to the Participant.

        5.2  Book Entry Earnings. Earnings shall be credited to a Participant's Nonqualified Deferral Account in accordance with the provisions of Article VII.

        5.3  Vesting. A Participant's Nonqualified Deferral Account shall be fully vested at all times, including Earnings thereon.

ARTICLE VI
ESTABLISHMENT OF COMPANY CONTRIBUTION ACCOUNT

        6.1  Company Contribution. In its sole discretion, the Employer may credit as a book entry to a Participant's Company Contribution Account in the name of the Participant, an amount determined by the Company in accordance with (a) and/or (b) below:

        (a)  A percentage of each Participant's Compensation for the Plan Year;

        (b)  A percentage of some or all of the Participant's Nonqualified Deferral Contributions for the Plan Year.

        6.2  Timing of Contribution. Company Contributions shall be made as soon as administratively feasible after declared by the Board of Directors of the Employer.

        6.3  Book Entry Earnings. Earnings shall be credited to a Participant's Company Contribution Account iii accordance with the provisions of Article VII.

        6.4  Vesting. Company Contributions allocated to a Participant's Company Contribution Account, including Earnings thereon, shall be vested in the manner determined by the Committee.

ARTICLE VII
ADDITIONS TO ACCOUNT

        7.1  Measuring Alternative. The measuring alternative used for the measurement of Earnings on the amounts in a Participants Account shall be selected by the Committee, unless the Committee decides in its sole discretion to allow each Participant to select in writing, on a form prescribed by the Committee, from among the various measuring alternatives offered by the Committee. In the event that various measuring alternatives are made available, each Participant may change the selection of his or her measuring alternative as of the beginning of any calendar quarter (or at such other times and in such manner as prescribed by the Committee, in its sole discretion), subject to such notice and other administrative procedures as may be established by the Committee. Notwithstanding anything herein to the contrary, in no event shall the measuring alternative selected by the Committee (and not the Participant) be less than the prime rate of interest as reported in the Money Rates section of The Wall Street Journal as of the first business day of each quarter within a Plan Year.

        7.2  Crediting of Earnings. The Committee shall credit the Earnings computed under this Article VII to the balance in each Participant's Account as of each Valuation Date, at a rate equal to the performance of the measuring alternative selected by the Committee for the Plan Year (or such other applicable period) or, if the Committee allows each Participant to select from among various measuring alternatives, at a rate equal to the performance of the measuring alternative selected by the Participant for the Plan Year (or such other applicable period) to which such selection relates.

        7.3  Rules and Procedures. The Committee may, in its sole discretion, establish rules and procedures for the crediting of Earnings and the election of measuring alternatives pursuant to this Article VII.

ARTICLE VIII
COMMENCEMENT OF BENEFITS

        8.1  Payment of Benefits.

        (a)  Time of Payment. Except as otherwise provided in this Article VIII, a Participant's Account shall be paid to the Participant (or, in the case of the Participant's death, his or her Beneficiary) after a Participant's Termination of Employment. Notwithstanding any election made pursuant to paragraph (b) of this section, the Committee may accelerate the payment of any Account in its sole discretion. A Participant shall not be entitled to, and the Employer shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred under the Plan, except as provided in the Plan.

        (b)  Standard Form of Payment on Termination of Employment. A Participant's Account shall be paid to the Participant in a single lump sum cash payment within five (5) days of the January 1st next following the date of a Participant's Termination of Employment.

        (c)  Payment Upon a Change in Control. Upon a Change in Control, each Participant shall receive his or her entire Account from the Plan (whether or not in pay status) in single lump sum cash payment as soon as administratively practicable following such Change Control, but in no even later than ten (10) days following the Change in Control.

        (d)  Options Forms of Benefit. Notwithstanding the foregoing, a Participant may elect, in a writing filed with the Committee, to have his or her Account paid in one of the optional forms of benefit (if any) set forth in Exhibit B hereto, provided that such election is made and filed with the Committee at least one (1) year prior to the Participant's Termination of Employment and, with regard to payments to be made following a Change in Control, prior to the me an agreement to effect a transaction described in paragraphs (a), (c) or (d) of Exhibit A is executed (the "Agreement Execution") by the Company and, except as determined by the committee in its sole discretion, at least three (3) months prior to the Change in Control. Such election may be revoked by the Participant by written notice filed with the Committee at least one (l) year prior to a Termination of Employment, and with regard to payments to be made after Change in Control, prior to the Agreement Execution and, unless otherwise determined by the amide in its sole discretion, at least three (3) months prior to the Change in Control. If a Participant experiences a Termination of Employment within one (1) year of making any election dower this paragraph or, with regard to payments to be made following a Change in Control, the election concerning Change in Control payments is made after the Agreement Execution or within three (3) months of the Change in Control (or such other time period as permitted by the Committee in its sole discretion), the Account shall be paid to a Participant without regard to such election.

        8.2  Hardship Distributions.

        (a)  Distribution on Account of Hardship. Upon the request of a Participant, the Committee, in its sole discretion, may approve an immediate lump sum cash distribution of all or part of a Participants Account due to the Participant's Hardship.

        (b)  Hardship. For the purposes of this Section 8.2, a Participant shall experience a "Hardship" if, and only if; such Participant experiences an immediate and heavy financial need and the withdrawal is necessary to pay for expenses directly resulting from an "Unforeseeable Emergency." Ah Unforeseeable Emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances constituting an Unforeseeable Emergency shall depend upon the facts of each case, but, in any event, shall not be made to the extent that such Hardship is or may be relieved: (i) through liquidation or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under a cash-or-deferred arrangement maintained by the Participant's current employer.

        In addition to the requirements set forth in clauses (i), (ii) and (iii) above, as a recondition to a Hardship, a Participant must have obtained all distributions, other than hardship distributions of salary reduction contributions under a cash-or-deferred arrangement maintained by any employer pursuant to plan qualified under Section 401(a) of the Code which contains a cash-or-deferred arrangement, currently available under all plans maintained by any employee.

        (c)  Substantiation. A Participant must provide documentation to the amide reasonably substantiating his or her Hardship.

8.3
Book Entry Reductions. The Company shall make a book entry to a Participant's Account to reduce such Participant's Account in the amount of any payment from such Participant's Account.

ARTICLE IX
CLAIMS PROCEDURE

        Any claim by a Participant or Beneficiary ("Claimant") with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Committee or such other person designated by the Committee from time to time for such purpose. If the Committee believes that the claim should be denied, the Committee shall notify the Claimant in writing of the denial of the claim within ninety (90) days after receipt thereof (this period may be extended an additional ninety (90) days in special circumstances and, in such event, the Claimant shall be notified in writing of the extension). Such notice shall (i) set forth the specific reason or reasons for the denial making reference to the pertinent provisions of the Plan or of Plan documents on which the denial is based; (ii) describe any additional material or information necessary to perfect the claim, and explain why such material or information, if any, is necessary; and (iii) inform the Claimant of his or her right pursuant to this section to request review of the decision.

        A Claimant may appeal the denial of a claim by submitting a written request for review to the Committee, within sixty (60) days after the date on which such denial is received. Such period may be extended by the Committee for good cause shown. The claim will then be reviewed by the Committee. A Claimant or his or her duly authorized representative may discuss any issues relevant to the claim, may review pertinent documents and may submit issues and comments in writing. If the Committee deems it appropriate, it may hold a hearing as to a claim. fa hearing is held, the Claimant shall be entitled to be represented by counsel. The Committee hall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Committee for up to an additional sixty (60) days in special circumstances. Written notice of any such special circumstances shall be sent to the Claimant. Any claim not decided upon in the required time period shall be deemed denied. All interpretations, determinations and decisions of the Committee with respect to any claim hall be made in its sole discretion based on the Plan and other relevant documents and shall be final, conclusive and binding on all persons.

        The Committee may at any time alter the claims procedure set forth above, provided that he revised claims procedure complies with ERISA and the regulations issued thereunder.

ARTICLE X
NON-ALIENATION OF BENEFITS

        A Participant's Account shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

ARTICLE XI
TERMINATION OR AMENDMENT OF THE PLAN

        Notwithstanding any other provision of the Plan, the Board (or a duly authorized committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that no amendment or termination shall reduce or terminate the then benefit of any Participant or Beneficiary. Upon an amendment or suspension, the Company shall not be required to distribute a Participant's Account prior to a Termination of Employment, but, in no event shall the measuring alternative be reduced with respect to amounts in a Participant's Account. In the event of a suspension of the Plan, the Company may distribute a Participant's Account prior to a Termination of Employment in a lump sum cash payment at the discretion of the Board or the Committee. In the event of a termination of the Plan, a Participant's Account shall be distributed in a lump sum cash payment, as soon as administratively practicable following such termination.

ARTICLE XII
UNFUNDED PLAN

        The Plan shall not be construed to require the Employer to hind any of the benefits payable under the Plan or to set aside or earmark any monies or other assets specifically for payments under the Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation and any amounts payable hereunder shall be paid by the Employer out of its general assets. Participants and their designated Beneficiaries shall not have any interest in any specific asset of the Employer as a result of the Plan. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst any Employer, the Committee, and the Participants, their designated Beneficiaries or any other person. Any fluids which may be invested by an Employer under the provisions of the Plan shall continue for all purposes to be part of the general hinds of the applicable Employer and no person other than the applicable Employer shall by virtue of the provisions of the Plan have any interest in such hinds. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant;by the applicable Employer, nothing contained herein shall give any such Participant any rights that are greater than those of an unsecured general creditor of the applicable Employer. The Company shall establish a Trust intended to be a "rabbi trust" with the Trustee, pursuant to the terms and conditions as are set forth in the Trust agreement to be entered into between the Company and the Trustee.

ARTICLE XIII
GENERAL PROVISIONS

        13.1 Withholding of Taxes. The Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold Federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan. In lieu thereof; the Employer shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Employer to the Participant upon such terms and conditions as the Committee may prescribe.

        13.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific eases.

        13.3 Other Benefits. No payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Employer nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

        13.4 No Right to Employment. Neither the Plan nor the deferral of any amount hereunder shall impose any obligations on the Employer to retain any Participant as an Employee or shall it impose on the part of any Participant any obligation to remain as an Employee of the Employer.

        13.5 Costs. The Company shall bear all expenses included in administering and operating the Plan and the Trust.

        13.6 Minors and Incompetents. In the event that the Committee funds that a Participant is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Committee shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under the Plan. Any payments to a minor from the Plan may be paid by the Committee in its sole and absolute discretion (i) directly to such minor; (ii) to the legal or natural guardian of such minor; or (iii) to any other person, whether or not appointed guardian of the minor, who shall have the are and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

        13.7 Assignment. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event that the Company sells all or substantially all of the assets of its business, the acquiror of such assets shall assume the obligations hereunder and the Company shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

        13.8 Top-Hat Status. The Plan is intended to constitute a "top-hat" pension plan under Sections 201(2) and 301(a)(3) of ERISA. To the extent necessary to comply with the top-hat requirements, the Committee may terminate an Eligible Employee as a Participant and may, in its sole discretion, distribute his or her Account

        13.9 Governing Law. Except to the extent preempted by ERISA or other Federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Texas (regardless of the law that might otherwise govern under applicable Texas principles of conflict of laws).

        13.10 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof; and the Plan shall be construed and enforced as if such provisions had not been included.

        13.11 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        13.12 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

        13.13 Attorney's Fees. The Employer shall pay the reasonable attorney's fees incurred by any Eligible Employee in an action brought against the Employer to enforce the Eligible Employee's rights under the Plan, provided such fees shall only be payable in the event the Eligible Employee prevails in such action.

ARTICLE XIV
ADOPTING EMPLOYER

        14.1 Purpose of Article. The purpose of this Article is to describe the terms and conditions under which an Associated Company may adopt, and become a Member Company under, the Plan for the benefit of its Eligible Employees.

        14.2 Execution of Adoption Agreement. Any Associated Company may, with the written consent of the Board, become a Member Company under the Plan by adopting the Plan as a Member Company by resolution of its board of directors (or a duly authorized committee thereof) or by executing an Adoption Agreement under which:

        (a)  The Member Company shall agree to be bound by all the provisions of the Plan in the manner set forth herein and any amendments thereto.

        (b)  The Member Company shall agree to pay its share of the contributions to, and expenses of, the Plan as they may be determined from time to time in the manner specified herein.

        (c)  The Member Company shall agree to provide the Company, Committee and Trustee with full, complete, and timely information on all matters necessary to them in the operation of the Plan.

        14.3 Participation in the Plan.

        (a)  In the event of the adoption of the Plan by an Associated Company, the Associated Company shall become a Member Company and all the terms and conditions of the Plan as set forth hereunder shall apply to the participation under the Plan of such Associated Company and its employees in the manner as set forth herein for a Member Company and its employees; notwithstanding the above, the following rights are specifically reserved to the Company:

          (i)    The right to designate a Member Company as set forth herein;

          (ii)  The right to appoint the members of the Committee, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan; provided that a Member Company may appoint an advisory committee of such composition and size as it may determine to advise the Committee on any matters affecting such Member Company or its employees who are Participants under the Plan. The Committee shall be entitled to rely upon any information furnished it by the Member Company or its employees who are Participants under the Plan. The Committee shall be entitled to rely upon any information furnished it by the Member Company appointing such advisory committee, but in no event shall the existence of such advisory committee modify or otherwise limit any of the powers or duties of the Committee under the Plan;

          (iii)  The right to direct, appoint, remove, approve the accounts of, or otherwise deal with the Trustee, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan;

          (iv)  The right to amend the Plan, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan; and any such amendment, unless otherwise specified herein, shall be filly binding with respect to such participation by any Member Company; provided that this reservation shall in no event be construed to prevent any Member Company from terminating at any time, in the manner set forth herein, its participation as a Member Company under the Plan. (b) In the operation of the Plan with respect to a Member Company, the term "Effective Date" shall mean such date specified in such Member Company's Adoption Agreement.

        (c)  A Member Company may specify in such Member Company's Adoption Agreement or the applicable provisions for recognition of service, as applicable, for such Member Company for eligibility, vesting and benefit purposes.

        14.4 Termination by a Member Company. Any Member Company may, by action of its board of directors or board of trustees (or a duly authorized committee thereof) in accordance with the by-laws of such Member Company, at any time elect to terminate its participation under the Plan in the manner set forth herein, or any Member Company may elect at any time by appropriate amendment or action affecting only its own status hereunder to disassociate itself from this Plan but to continue the Plan as it pertains to itself and its employees as an entity separate and distinct from this Plan. Termination of the participation of any Member Company, or disassociation, shall not affect the participation in the Plan of any other Member Company nor terminate the Plan with respect to them and their employees; provided that, if the Company shall terminate its participation in the Plan, or disassociate itself, then each remaining Member Company shall make such arrangements and take such action as may be necessary to assume the duties of the Company in providing for the operation and continued administration of the Plan as the same pertains to the Member Company.

        14.5 Member Company Plan Expenses. Each Member Company shall be liable for and shall pay at least annually to the Company its fair share of the expenses of operating the Plan, including its share of any Trustee's fees. The amount of such charges to each Member Company shall be determined by the Committee in its sole discretion; provided that, except with respect to charges incurred solely on account of a particular Member Company, a Member Company shall not be charged for a greater portion of any expenses of Plan operation than the ratio that the number of Members who are or were its employees bears to the total of all Members nor for a greater proportion of any Trustee's fees than the ratio that the portion of the Accounts pertaining to Participants who are or were its Employees bears to the total value of all Accounts.

Exhibit A

Change in Control

A "Change in Control" shall be deemed to have occurred:

        (a)  upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company), become the owner (as defined in Rule 13d-3 under the exchange Act), directly or indirectly; of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

        (b)  during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) or (d) of this section or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election as previously so approved, cease for any reason to constitute at least a majority of the Board;

        (c)  upon the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, at a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) requires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

        (d)  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Exhibit B

Optional Forms of Benefit

A. Termination of Employment

A Participant may elect to receive his or her benefit under the Plan following a Termination of Employment in one of the following optional forms of benefit:

1.
A single lump sum cash payment as soon as practicable following a Participant's Termination of Employment but in no event later than thirty (30) days following a Participant's Termination of Employment.

2.
A single lump sum cash payment on the January 1st coinciding with or next following the first, second or third anniversary of the date of a Participant's Termination of Employment, as elected by the Participant.

3.
Equal annual cash installment payments commencing on the January 1st coinciding with or next-following a Participant's Termination of Employment for a period of either two (2), thee (3), four (4) or five (5) years.

B. Change in Control

A Participant may elect to receive his or her benefit under the Plan following a Change in Control in one of the following optional forms of benefit provided that the acquiror or successor assumes the obligations hereunder in accordance with the provisions of Section 13.7 of the Plan:

1.
A lump sum cash distribution equal to 50% of a Participants Account on (or as soon as administratively practicable following) the date of a Change in Control and the remaining 50% of a Participant's Account on the first, second or third anniversary of the date of a Change in Control, as elected by the Participant

2.
A lump sum cash payment on (or as soon as administratively practicable following) the earlier of(i) the second anniversary of the date of a Participant's Termination of Employment or (ii) the second anniversary of the date of a Change in Control.

3.
A single lump sum cash payment on the first, second or third anniversary of the date of a Change in Control, as elected by the Participant.

4.
A form of payment described in 1, 2 or 3 of subsection A above or Section 8.1(b) without regard to Section 8.1(c) of the Plan.

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TABLE OF CONTENTS
F.Y.I. INCORPORATED NONQUALIFIED RETIREMENT PLAN (AMENDED AND RESTATED AS OF JANUARY 1, 2000)
ARTICLE I PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III ADMINISTRATION
ARTICLE IV ELECTIONS
ARTICLE V ESTABLISHMENT OF NONQUALIFIED DEFERRAL ACCOUNT
ARTICLE VI ESTABLISHMENT OF COMPANY CONTRIBUTION ACCOUNT
ARTICLE VII ADDITIONS TO ACCOUNT
ARTICLE VIII COMMENCEMENT OF BENEFITS
ARTICLE IX CLAIMS PROCEDURE
ARTICLE X NON-ALIENATION OF BENEFITS
ARTICLE XI TERMINATION OR AMENDMENT OF THE PLAN
ARTICLE XII UNFUNDED PLAN
ARTICLE XIII GENERAL PROVISIONS
ARTICLE XIV ADOPTING EMPLOYER
Exhibit A
Change in Control
Exhibit B
Optional Forms of Benefit
A. Termination of Employment
B. Change in Control